J.P. MORGAN FUNDS

COMBINED AMENDED AND RESTATED

RULE 18f-3 MULTI-CLASS PLAN

(Amended as of May 13, 2015)

I.	Introduction

Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), the following sets forth the method for allocating fees and expenses among each class of shares (“Shares”) of the underlying investment funds of the investment companies listed on Exhibit A (each a “Company”) that issues multiple classes of shares (the “Multi-Class Funds”). In addition, this Combined Amended and Restated Rule 18f-3 Multi-Class Plan (the “Plan”) sets forth the shareholder servicing arrangements, distribution arrangements, conversion features, exchange privileges, other shareholder services, voting rights, dividends, and per share net asset value of each class of shares in the Multi-Class Funds. The Multi-Class Funds covered by this Plan are listed on Exhibit B.

Each Company is an open-end, management investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. Upon the effective date of this Plan, each Company hereby elects to offer multiple classes of shares in the Multi-Class Funds pursuant to the provisions of Rule 18f-3 and this Plan. Each Multi-Class Fund is authorized to issue multiple classes of shares representing interests in the same underlying portfolio of assets of the respective Fund, as described below. This Plan constitutes the combination, amendment and restatement of the Rule 18f-3 Multi-Class Plan previously adopted by each Company.

II.	Allocation of Expenses

Pursuant to Rule 18f-3 under the 1940 Act, each Company shall allocate to each class of shares in a Multi-Class Fund (i) any fees and expenses incurred by the Company in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1, and (ii) any fees and expenses incurred by the Company under a shareholder servicing agreement in connection with the provision of shareholder services to the holders of such class of shares. Each class may, at the Board’s discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund’s assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. In addition, pursuant to Rule 18f-3, each Company may, at the Board’s discretion, allocate the following fees and expenses to a particular class of shares in a single Multi-Class Fund:

1.	transfer agent fees identified by the transfer agent (and sub-transfer agency fees identified by financial intermediaries) as being attributable to such class of shares; beginning September 1, 2014, the Board has authorized the allocation of sub-transfer agency fees on a class by class basis and beginning March 1, 2015, the Board has authorized the allocation of transfer agency fees on a class by class basis;

2.	printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, reports and proxies to current shareholders of such class of shares or to regulatory agencies with respect to such class of shares;

3.	blue sky fees incurred by such class of shares;

4.	Securities and Exchange Commission registration fees incurred by such class of shares;

5.	the expense of administrative personnel and services (including, but not limited to, those of a fund accountant or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

6.	litigation or other legal expenses relating solely to such class of shares;

7.	Trustees fees incurred as result of issues relating to such class of shares; and

8.	independent accountants’ fees relating solely to such class of shares.

All other expenses will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund. However, money market funds operating in reliance on Rule 2a-7, and other Funds making daily distributions of their net investment income, may allocate such other expenses to each share regardless of class, or based on the relative net assets. In addition, in the event that the net asset value of a class of a money market fund operating in reliance on Rule 2a-7 deviates from an unrounded $1.00000, upon a determination by the Board of Trustees that such action is fair to shareholders of each class of the Fund, and the vote of the Trustees of the Fund, including a majority of the Trustees who are not interested persons of the Fund, the Fund shall reallocate capital among the outstanding share classes of such Fund so that, following such reallocation, the net asset value of each class of the Fund shall be the same. The Adviser, Distributor, Administrator and any other provider of services to the Multi-Class Funds may waive or reimburse the expenses of a particular class or classes.

Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocated to a particular class of such Multi-Class Fund pursuant to this Plan shall be allocated to each class of the Multi-Class Fund on the basis of the net asset value of that class in relation to the net asset value of the Multi-Class Fund.

The initial determination of the class expenses that will be allocated by each Company to a particular class of shares and any subsequent changes thereto will be reviewed by the Board of Trustees and approved by a vote of the Trustees of each Company, including a majority of the Trustees who are not interested persons of each Company. The Trustees will monitor conflicts of interest among the classes and agree to take any action necessary to eliminate conflicts.

Class Arrangements.

The following charts summarize the front-end sales charges, contingent deferred sales charges, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Multi-Class Funds. Each Multi-Class Fund shall offer such class or classes of shares as the Board of Trustees of each Company shall determine from time to time. The Equity Funds, Fixed Income Funds, Short-Term Funds, and Money Market Funds are indicated on Exhibit B. Additional details regarding such fees and services are set forth in each Fund’s current Prospectus and Statement of Additional Information.

Variable NAV Funds

	Class A	Class B1	Class C	Select	Institutional	Class R6[2]	Class R5	Class R2
Initial Sales Load

EQUITY: Up to 5.25% of offering price[3] (4.50% of the offering price for the JPMorgan Investor Funds, JPMorgan SmartRetirement Funds, JPMorgan SmartRetirement Blend Funds, JPMorgan Income Builder Fund, JPMorgan Alternative Strategies Fund, JPMorgan Diversified Real Return Fund, JPMorgan Diversified Fund, JPMorgan Global Allocation Fund, JPMorgan Total Emerging Markets Fund and JPMorgan Systematic Alpha Fund)

FIXED INCOME (excluding SHORT-TERM FUNDS): Up to 3.75% of offering price[2]

SHORT-TERM: Up to 2.25% of offering price[2]

ALL FUNDS: No initial sales load if initial purchase is in excess of $1,000,000

		None	None	None	None	None	None	None
Contingent Deferred Sales Charge (CDSC) [4]	For purchases of Short-Term Funds prior to January 2, 2014:	EQUITY AND FIXED INCOME: 5.00% in the first year, 4.00% in the second year, 3.00% in the third and fourth years, 2.00% in the fifth year,	1.00% in the first year and eliminated thereafter.	None7	None	None	None	None

[1]	On June 19, 2015 (or such later date as determined by the Trusts’ officers), the Class B shares will be converted automatically to Class A shares. At that time, Class B shares will be removed from the Plan.
[2]	Class R6 Shares were named Ultra Shares prior to November 30, 2010.
[3]	The JPMorgan Equity Funds, JPMorgan Fixed Income Funds and JPMorgan Short-Term Fixed Income Funds are indicated on Exhibit B (each “Equity Funds,” “Fixed Income Funds,” and “Short-Term Funds,” respectively).
[4]	CDSCs can apply only to Fund share classes that have a sales charge and where the sales charge is initially deferred or waived. For Class A shares, the CDSC is based on the original cost of the shares. For Class B of the Funds (other than JPMorgan Trust II Funds) purchased before February 19, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less. For Class B of these Funds purchased on or after February 19, 2005, the CDSC is based on the original cost of the shares. For Class B of the JPMorgan Trust II Funds and all Class C shares, the CDSC is based on the original cost of the shares.

Class A	Class B1	Class C	Select	Institutional	Class R6[2]	Class R5	Class R2

SHORT-TERM FUNDS: Applies only to purchases of $500,000 or more:

0.50% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

For purchases of Short-Term Funds beginning January 2, 2014:

Applies only to purchases of $500,000 or more:

0.75% for shares redeemed or exchanged into a money market fund during the first 18 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the

1.00% in the sixth year, and eliminated thereafter.

SHORT-TERM: 3.00% in the first and second years, 2.00% in the third year, 1.00% in the fourth year, and eliminated thereafter.

For purposes of determining the number of years from the time of any payment for the purchase of shares, the Funds assume that all purchases made in a given month were made on the first day of the month.

No CDSC is imposed on share appreciation, nor is CDSC imposed on shares acquired through reinvestment of dividends or capital gains distributions. Therefore, in order to keep the CDSC as low as possible, the Funds first will redeem any Class A shares in the shareholder’s Fund account (unless the shareholder elects to have Class B shares redeemed first), followed by shares acquired through dividend reinvestment, and lastly by the shares held for the longest time.

Class C Shares of the JPMorgan Limited Duration Bond Fund, the JPMorgan Short Duration Bond Fund, and the JPMorgan Short-Intermediate Municipal Bond Fund (collectively, the “Short Bond Funds”) purchased prior to September 3, 2013 are not subject to a CDSC.

For purposes of determining the number of years from the time of any payment for the purchase of shares, the Funds assume that all purchases made in a given month were made on the first day of the month.

No CDSC is imposed on share appreciation, nor is CDSC imposed on shares acquired through reinvestment of dividends or capital gains distributions.

Therefore, in order to keep the CDSC as low as possible, the Funds first will redeem any Class A shares in the shareholder’s Fund account, followed by shares acquired through dividend reinvestment, and lastly by the shares held for the longest time.

Class A	Class B1	Class C	Select	Institutional	Class R6[2]	Class R5	Class R2

current holding period for the exchanged Class A Shares will carry over to the new shares.

For purchases of other Fixed Income Funds beginning July 1, 2010:

FIXED INCOME: Applies only to purchases of $1,000,000 or more:

For shares of the Funds (other than the JPMorgan Mortgage-Backed Securities Fund), 0.75% of the purchase price for shares redeemed or exchanged into a money market fund during the first 18 months.

For shares of the JPMorgan Mortgage-Backed Securities Fund, 0.50% of the purchase price for shares redeemed or exchanged into a money market fund during the first 12 months after purchase.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

Class A	Class B1	Class C	Select	Institutional	Class R6[2]	Class R5	Class R2

EQUITY FUNDS: Applies only to purchases of $1,000,000 or more:

Other than the JPMorgan Market Expansion Index Fund and the JPMorgan Equity Index Fund, 1.00% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase and 0.50% for shares redeemed or exchanged into a money market fund between 12 and 18 months after purchase.

For the JPMorgan Market Expansion Index Fund 0.25% for shares redeemed or exchanged into a money market fund during the first 12 months after purchase. For the Equity Index Fund, 0.00% for shares redeemed or exchanged into a money market fund.

If a shareholder exchanges Class A Shares of a Fund for Class A Shares of a non-money market fund, the shareholder will not be charged at the time of the exchange but (1) the new Class A Shares will be subject to the charge specified above, and (2) the current holding period for the exchanged Class A Shares will carry over to the new shares.

Solely for purposes of determining the number of years from the time of any payment for the

	Class A	Class B1	Class C	Select	Institutional	Class R6[2]	Class R5	Class R2
purchase of shares, all payments during a month are aggregated and deemed to have been made on the first day of the month
Rule 12b-1 Distribution Fees	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	None	0.50% per annum of average daily net assets.
Shareholder Servicing Fees[5]	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	None	Up to 0.05% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.
Conversion Features	None	Convert to Class A Shares on the first business day of the month following the eighth anniversary of the original purchase (EQUITY and FIXED INCOME FUNDS) or following the sixth anniversary of original purchase (SHORT-TERM FUNDS), based on relative net asset values of the two classes. Shares acquired by the reinvestment of dividends and distributions are included in the conversion.	None	None	None	None	None	None
Exchange Privileges[6]	ALL FUNDS: Class A Shares of a Fund may be exchanged (i) for Class A Shares of another JPMorgan Fund or for any other class of the same Fund, subject to meeting any investment minimum or eligibility requirements; or (ii) for Morgan Shares of a JPMorgan money market fund.	Class B Shares of a Fund may be exchanged for Class B Shares of another JPMorgan Fund.	Class C Shares of the JPMorgan Short Duration Bond Fund, JPMorgan Short –Intermediate Municipal Bond Fund, and JPMorgan Limited Duration Bond Fund (the “Short Bond Funds”) may be exchanged for Class C Shares of any other JPMorgan Fund,	Select Class Shares of a Fund may be exchanged for Select Class Shares of another non-money market JPMorgan Fund or for any other class of the same Fund, subject to	Institutional Class Shares of a Fund may be exchanged for Institutional Class Shares of another non-money market JPMorgan Fund or for any other class of the same Fund, subject to meeting any	Class R6 Shares of a Fund may be exchanged for Class R6 Shares of another JPMorgan Fund or for any other class of the same Fund, subject to meeting any	Class R5 Shares of a Fund may be exchanged for Class R5 Shares of another JPMorgan Fund or for any other class of the same Fund, subject to	Class R2 Shares of a Fund may be exchanged for Class R2 Shares of another JPMorgan Fund or for any other class of the same Fund, subject to

[5]	The amount payable for “service fees” (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.
[6]	Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. For purposes of this Rule 18f-3 Multi-Class Plan, “J.P. Morgan Funds” include any and all applicable series (to the extent the shares of such series are registered under the Securities Act of 1933, as amended) of the following registered investment companies: (1) J.P. Morgan Fleming Mutual Fund Group, Inc.; (2) J.P. Morgan Mutual Fund Investment Trust; (3) Undiscovered Managers Funds; (4) JPMorgan Trust I; (5) JPMorgan Trust II; and (6) JPMorgan Trust III.

Class A	Class B1	Class C	Select	Institutional	Class R6[2]	Class R5	Class R2

including Class C Shares of any of the Short Bond Funds. Prior to September 3, 2013, Class C Shares of any other JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, except for Class C Shares of the Short Bond Funds. On or after September 3, 2013, Class C Shares of any JPMorgan Fund may be exchanged fro Class C Shares of another JPMorgan Fund, including Class C Shares of the Short Bond Funds.

Class C Shares of a Fund may be exchanged for Select Class or Institutional Class Shares of the same Fund if the Class C Shares being exchanged are no longer subject to a CDSC and subject to meeting any investment minimum or eligibility requirements for Select Class or Institutional Class Shares.

			meeting any investment minimum or eligibility requirements.	investment minimum or eligibility requirements.	investment minimum or eligibility requirements.	meeting any investment minimum or eligibility requirements.	meeting any investment minimum or eligibility requirements.

Money Market Funds

	Morgan	Reserve	Class B7	Class C	Institutional	Premier	Agency	Capital	Cash Management	Service	Investor
Initial Sales Load	None	None	None	None	None	None	None	None	None	None	None
Contingent Deferred Sales Charge (CDSC)[8]	None	None	5.00% in the first year, 4.00% in the second year, 3.00% in the third and fourth years, 2.00% in the fifth year, 1.00% in the sixth year, and eliminated thereafter.	1.00% in the first year and eliminated thereafter.	None	None	None	None	None	None	None
Rule 12b-1 Distribution Fees	0.10% per annum of average daily net assets (except JPMorgan Prime Money Market Fund).	0.25% per annum of average daily net assets.	0.75% per annum of average daily net assets.	0.75% per annum of average daily net assets.	None	None	None	None	0.50% per annum of average daily net assets.	0.60% per annum of the average daily net assets.	None
Shareholder Servicing Fees[9]	Up to 0.35% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.25% per annum of average daily net assets.	Up to 0.10% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.15% per annum of average daily net assets.	Up to 0.05% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.30% per annum of average daily net assets.	Up to 0.35% per annum of average daily net assets.

[7]	On June 19, 2015 (or such later date as determined by the Trusts’ officers), the Class B shares will be converted automatically to Morgan Shares. At that time, Class B shares will be removed from the Plan.
[8]	CDSCs can apply only to Fund share classes that have a sales charge and where the sales charge is initially deferred or waived. For Class A shares, the CDSC is based on the original cost of the shares. For Class B shares of the JPMorgan Trust I Funds purchased before February 19, 2005, the CDSC is based on the current market value or the original cost of the shares, whichever is less. For Class B shares purchased on or after February 19, 2005 and Class C shares of these Funds, the CDSC is based on the original cost of the shares. For Class B and Class C shares of the JPMorgan Trust II Funds regardless when purchased, the CDSC is based on the original cost of the shares.
[9]	The amount payable for “service fees” (as defined by the National Association of Securities Dealers, Inc.) may not exceed 0.25% of the average daily net assets attributable to a particular share class of a particular Fund.

	Morgan	Reserve	Class B7	Class C	Institutional	Premier	Agency	Capital	Cash Management	Service	Investor
Conversion Features	None	None	Convert to Morgan Shares on the first business day of the month following the eighth anniversary of the original purchase, based on relative net asset values of the two classes. Shares acquired by the reinvestment of dividends and distributions are included in the conversion.	None	None	None	None	None	None	None	None

Exchange Privileges[10]	Morgan Shares of a Fund may be exchanged for Morgan Shares of other JPMorgan Funds or
Class A, Class C or Select Class Shares of another JPMorgan Fund, or for any other class of the same Fund, subject to any applicable initial sales load and to any investment minimum and eligibility requirements.	Reserve Shares may be exchanged for Reserve Shares of other JPMorgan Funds, subject to any investment minimum and eligibility requirements.	Class B Shares of a Fund may be exchanged for Class B Shares of another JPMorgan Fund.	Class C Shares of the JPMorgan Short Duration Bond Fund, JPMorgan Short – Intermediate Municipal Bond Fund, and JPMorgan Limited Duration Bond Fund (the “Short Bond Funds”) may be exchanged for Class C Shares of any other JPMorgan Fund, including Class C Shares of any of the Short Bond Funds. Prior to September 3, 2013, Class C Shares of any other JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, except for Class C Shares of the Short Bond Funds. On or after September 3, 2013, Class C Shares of any JPMorgan Fund may be exchanged for Class C Shares of another JPMorgan Fund, including Class C Shares of the Short Bond Funds.	Institutional Class Shares may be exchanged for Institutional Class Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.	Premier Shares may be exchanged for Premier Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.	Agency Shares may be exchanged for Agency Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.	Capital Shares may be exchanged for Capital Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.	None	Service Shares may be exchanged for Service Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Investor Class Shares may be exchanged for Investor Shares of other JPMorgan Funds or any other class of the same Fund, subject to meeting any minimum investment or eligibility requirements.

	E*Trade	Direct	Eagle	IM Shares
Initial Sales Load	None	None	None	None
Contingent Deferred Sales Charge (CDSC)	None	None	None	None
Rule 12b-1 Distribution Fees	0.60% per annum of average daily net assets	None	0.25% per annum of average daily net assets	None
Shareholder Servicing Fees	Up to 0.30% per annum of average daily net assets	Up to 0.15% per annum of average daily net assets	Up to 0.30% per annum of average daily net assets	None
Conversion Features	None	None	None	None
Exchange Privileges	None	Direct Shares may be exchanged for Direct Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.	Eagle Class Shares may be exchanged for Eagle Class Shares of other JPMorgan Funds or for shares of any other mutual fund advised or offered by Eagle Asset Management, Inc. (an “Eagle Mutual Fund”), subject to meeting any investment or eligibility requirements of the JPMorgan Fund or Eagle Mutual Fund.	IM Shares may be exchanged for IM Shares of other JPMorgan Funds, subject to meeting any minimum investment or eligibility requirements.

[10]	Subject to restrictions, rights and conditions set forth in the prospectuses and statements of additional information. See note 4 above for definition of “J.P. Morgan Funds” for purposes of the exchange privileges.

Other Shareholder Services.

For each Class of a Multi-Class Fund, other shareholder services may be offered as provided in the Prospectus. The Funds’ shareholder servicing agent may subcontract with other parties for the provision of various sub-accounting, processing, communication and sub-administrative services.

Sales Charge Waivers.

Sales charges may be waived as permitted by Rule 22d-1 under the Investment Company Act of 1940, as amended (the “1940 Act”). Shareholders relying upon any of the sales charge waivers must qualify for such waiver.

Conversions.

On June 19, 2015, which is 38 days after the effective date of this amended and restated Plan (or such later date as the officer of the Trust’s determine) (the “Accelerated Conversion Date”), all Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds). Conversion will not result in any sales charges or fees, nor will it subject the shareholder to any federal income tax as a result of the conversion. Once the accelerated conversion is completed, the “Conversions” section can be removed.

Until the Accelerated Conversion Date, the following conversion provisions will apply: All Class B Shares of the Multi-Class Funds shall convert automatically to Class A Shares (Morgan Shares for money market funds) after eight years (after six years for Short-Term Funds) from the date of purchase. Conversion does not result in any sales charges or fees, nor does it subject the shareholder to any federal income tax as a result of the conversion.

If a shareholder effects one or more exchanges among Class B shares of the Funds during the relevant six- or eight-year period, the holding periods for the shares of each JPMorgan Fund will be aggregated for purposes of calculating the relevant period. Because the per share net asset value of the Class A shares of a Variable NAV Fund may be higher than that of the Class B shares of the same Fund at the time of conversion, a shareholder may receive fewer Class A shares of the Fund than the number of Class B shares converted, although the dollar value will be the same.

A shareholder will not be charged a conversion fee. After conversion, the converted shares will be subject to an asset-based sales charge and/or service fee (as those terms are defined in Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.), if any, that in the aggregate are equal to or lower than the asset-based sales charge and service fee to which they were subject prior to that conversion. In no event will a class of shares have a conversion feature that automatically would convert shares of such class into shares of a class with a distribution arrangement that could be viewed as less favorable to the shareholder from the point of view of overall cost.

The implementation of the conversion feature is subject to the continuing availability of a ruling of the Internal Revenue Service, the availability of an opinion of counsel or tax advisor, or the applicability of the reasoning therein that the conversion of one class of shares to another does not constitute a taxable event under federal income tax law. The conversion feature may be suspended if such a ruling or opinion is not available.

If a Multi-Class Fund implements any amendment to a Distribution Plan (or, if presented to shareholders, adopts or implements any amendment of a Distribution Plan) that the Board of Trustees determines would materially increase the charges that may be borne by the Class A shareholders under such plan, the Class B Shares will stop converting to the Class A Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the “New Class A Shares”) which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the “New Class B Shares”), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

If a Multi-Class Fund implements any amendment to a Distribution Plan that the Board of Trustees determines would materially increase the charges that may be borne by the Morgan shareholders under such plan, the Class B Shares will stop converting to the Morgan Shares until the Class B Shares, voting separately, approve the amendment or adoption. The Board of Trustees shall have sole discretion in determining whether such amendment or adoption is to be submitted to a vote of the Class B shareholders. Should such amendment or adoption not be submitted to a vote of the Class B shareholders or, if submitted, should the Class B shareholders fail to approve such amendment or adoption, the Board of Trustees shall take such action as is necessary to: (1) create a new class (the “New Morgan Shares”) which shall be identical in all material respects to the Morgan Shares as they existed prior to the implementation of the amendment or adoption and (2) ensure that the existing Class B Shares will be exchanged or converted into New Morgan Shares no later than the date such Class B Shares were scheduled to convert to Morgan Shares. If deemed advisable by the Board of Trustees to implement the foregoing, and at the sole discretion of the Board of Trustees, such action may include the exchange of all Class B Shares for a new class (the “New Class B Shares”), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Morgan Shares. Such exchanges or conversions shall be effected in a manner that the Board of Trustees reasonably believes will not be subject to federal taxation.

Exchange Privilege.

The exchange privilege may be exercised only in those states where the shares of the exchanged and acquired Funds may be legally sold. All exchanges discussed herein are made at the net asset value of the exchanged shares, except as provided below. In general, the same rules and procedures that apply to sales and purchases apply to exchanges. All exchanges are based upon the net asset value that is next calculated after the Fund receives an order, provided the exchange out of one Fund must occur before the exchange into the other Fund. Therefore, in order for an exchange to take place on the date that the order is submitted, the order must be received prior to the close of both the Fund that is being exchanged into and the Fund is being exchanged out of, otherwise, the exchange will occur on the following business day on which both Funds are open. The Companies do not impose a charge for processing exchanges of shares. However, a sales charge may be payable in the following circumstances:

a)	Shareholders owning other classes of a Fund will pay a sales charge if they exchange their shares for Class A shares and they do not qualify for a sales charge waiver.

b)	Shareholders owning Class A shares of a Fund will pay a sales charge if they exchange their Class A shares for Class A shares of another Fund and the Fund from which they are exchanging did not charge a sales charge, but the Fund into which they are exchanging does. In connection with the foregoing, shareholders would pay the sales charge applicable to the Fund into which they are exchanging.

c)	If a Shareholder exchanges Class B or Class C Shares of a Fund for Class B or Class C Shares, respectively, of another Fund, the Shareholder will not pay a sales charge at the time of the exchange, however:

1.	The new Class B or Class C Shares will be subject to the CDSC of the Fund from which the shareholder exchanged, except there is no CDSC on Class C Shares of JPMorgan Limited Duration Bond Fund, JPMorgan Short Duration Bond Fund, and JPMorgan Short-Intermediate Municipal Bond Fund (the “Short Bond Funds”) purchased prior to September 3, 2013.

2.	The current holding period for the shareholder’s exchanged Class B or Class C Shares, other than exchanged Class C Shares of the Short Bond Funds purchased prior to September 3, 2013, is carried over to the new shares.

3.	If the shareholder exchanges Class C Shares purchased prior to September 3, 2013 of one of the Short Bond Funds, the new Class C Shares shall be deemed to be held for the required holding period applicable to the shareholder’s new Class C Shares and no CDSC shall be charged.

Shareholders exchanging into Eagle Class Shares from an Eagle Mutual Fund that have previously paid a sales charge in the Eagle Mutual Fund will exchange with no additional sales charge for the duration that the shares remain in the Eagle Class Shares. Shareholders exchanging into Eagle Class Shares from an Eagle Mutual Fund that have not previously been subject to an initial sales charge or CDSC holding period will be subject to the initial purchase conditions of the Eagle Mutual Fund as disclosed in that Eagle Mutual Fund’s prospectus.

Additional Information Regarding Exchanges

The Companies may change the terms or conditions of the exchange privilege discussed herein through amendment to this Plan. If an exchange offer is terminated or amended materially, the changes to the Plan will only be implemented after sixty (60) days’ written notice to shareholders.

Dividends.

Shareholders automatically receive all income dividends and capital gain distributions in additional shares of the same class at the net asset value next determined following the record date, unless the shareholder has elected to take such payment in cash. Notwithstanding the foregoing, a shareholder that exchanges into shares of a Fund that accrues dividends daily, including a money market fund, will not accrue a dividend on the day of the exchange in the Fund into which it exchanges. A shareholder that exchanges out of shares of a Fund that accrues a daily dividend will accrue a dividend on the day of the exchange in the Fund out of which it exchanges.

Class B Shares received as dividends and capital gains distributions at the net asset value next determined following the record date shall be held in separate Class B Shares sub-accounts.

In the absence of waivers, the amount of dividends payable on some classes will be more than the dividends payable on other classes of shares because of the distribution expenses and/or service fees charged to the various classes of shares.

Board Review.

The Board of Trustees of each Company shall review this Plan as frequently as it deems necessary. Prior to any material amendment(s) to this Plan, the Board of Trustees, including a majority of the Trustees that are not interested persons of a Company, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of a Multi-Class Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

In making its determination to approve this Plan, the Trustees have focused on, among other things, the relationship between or among the classes and have examined potential conflicts of interest among classes regarding the allocation of fees, services, waivers and reimbursements of expenses, and voting rights. The Board has evaluated the level of services provided to each class and the cost of those services to ensure that the services are appropriate and the allocation of expenses is reasonable. In approving any subsequent amendments to this Plan, the Board shall focus on and evaluate such factors as well as any others deemed necessary by the Board.

Adopted effective: February 19, 2005

Amended and Restated effective: May 13, 2015

EXHIBIT A

Investment Companies Adopting this Combined Rule 18f-3 Multi-Class Plan

(as of February 12, 2014)

Name of the Trust

Name of Entity	State and Form of Organization
J.P. Morgan Fleming Mutual Fund Group, Inc.	Maryland corporation

J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust

JPMorgan Trust I	Delaware statutory trust

JPMorgan Trust II	Delaware statutory trust

Undiscovered Managers Funds	Massachusetts business trust

JPMorgan Trust III	Delaware statutory trust